SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, For Use of the Commission
[X] Definitive Proxy Statement           Only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-12

                                   ----------

                             EARTHSHELL CORPORATION
                (Name of Registrant as Specified in its Charter)

                                   ----------

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    (2) Aggregate number of securities to which transaction applies:
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
    (4) Proposed maximum aggregate value of transaction:
    (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:
    (2) Form, Schedule or Registration Statement No.:
    (3) Filing Party:
    (4) Date Filed:

                             EARTHSHELL CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 28, 2004

         The 2004 Annual Meeting of Stockholders of EarthShell Corporation (the "Company") will be held at the Radisson Hotel, 1111 E. Cabrillo Boulevard, Santa Barbara, California 93101, on June 28, 2004 at 10:00 a.m. Pacific Daylight Time, for the purposes of:

               (1) Electing seven directors to serve until the 2005 annual meeting of stockholders and until their successors are elected and have qualified;

               (2) Approving an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 40,000,000 and increase the total number of shares of all classes of stock the Company is authorized to issue; and

               (3) Transacting such other business as may properly come before the meeting and at any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on May 10, 2004 as the record date for the determination of stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. You are cordially invited to attend the meeting in person. Whether or not you expect to attend, please sign and date the enclosed proxy and return it as promptly as possible in the enclosed self-addressed, postage-prepaid envelope. If you attend the Annual Meeting and wish to vote in person, your proxy will not be used as long as, in accordance with the Company's Bylaws, you have notified the Secretary in writing of your intention to revoke your proxy before it has been voted.

         If you received your annual meeting materials by mail, the notice of annual meeting, proxy statement and proxy card are enclosed. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the annual report and the proxy statement on the Internet, which are both available at www.proxyvote.com.

                                     By Order of the Board of Directors

                                     /s/ Scott Houston
                                     D. Scott Houston
                                     Secretary

Santa Barbara, California
June 8, 2004

                             EARTHSHELL CORPORATION

                               __________________

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                  JUNE 28, 2004

         This Proxy Statement is furnished to the stockholders of EarthShell Corporation, a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2004 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Radisson Hotel, 1111 East Cabrillo Boulevard, Santa Barbara, California 93101, at 10:00 a.m. Pacific Daylight Time, on June 28, 2004, and at any and all adjournments or postponements thereof. This Proxy Statement and the form of proxy will be mailed on or about June 10, 2004 to all stockholders entitled to vote at the Annual Meeting.

         The cost of the solicitation of proxies will be borne by the Company. In addition to solicitation by mail, directors and officers of the Company, without receiving any additional compensation, may solicit proxies personally or by telephone or telegraph. The Company will request brokerage houses, banks, and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares and will reimburse them for their expenses in doing so. The Company has retained the services of U.S. Stock Transfer Corporation to assist in the solicitation of proxies from brokerage houses, banks and other custodians or nominees holding stock in their names for others.

Record Date and Voting

         On May 10, 2004, the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting, the Company had 14,128,966 shares of common stock, par value $.0l per share (the "Common Stock"), outstanding. Each such share of Common Stock is entitled to one vote on all matters properly brought before the meeting. The vote of a plurality of the shares cast in person or by proxy is required to elect a nominee for director. With respect to the election of each director at the Annual Meeting, each holder of Common Stock is entitled to vote the number of shares owned by such stockholder. The nominees who receive the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. Stockholders are not permitted to cumulate their shares of Common Stock for the purpose of electing directors or otherwise.

         Presence at the Annual Meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof. Abstentions or broker non-votes are counted for purposes of determining the presence of a quorum for transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Broker non-votes are shares which are represented at the Annual Meeting which a broker or nominee has indicated it does not have discretionary authority to vote. A broker non-vote will generally have the effect of a negative vote.

         Simon K. Hodson and D. Scott Houston, the persons named as proxy holders on the proxy card accompanying this Proxy Statement, were selected by the Board of Directors to serve in that capacity. Mr. Hodson is a director of the Company.

         Unless contrary instructions are indicated on the proxy, all shares of Common Stock represented by valid proxies received pursuant to this solicitation (and not revoked in writing before they are voted) will be voted at the Annual Meeting FOR the nominees named below for election as directors. With respect to any other business, which may properly come before the Annual Meeting and be submitted to a vote of stockholders, proxies received by the Board of Directors will be voted in accordance with the best judgment of the designated proxy holders. Under the Company's Bylaws, stockholder proposals may be made at the Annual Meeting only pursuant to a timely notice in writing delivered or mailed to the Secretary of the Company at the Company's offices at 6740 Cortona Drive, Santa Barbara, California 93117 not later than the tenth day following the first public announcement of the Annual Meeting. A stockholder may revoke his or her proxy at any time before exercise by delivering to the Secretary of the Company a written notice of such revocation, by filing with the Secretary of the Company a duly executed proxy bearing a later date, or by voting in person at the Annual Meeting, provided that, in accordance with the Company's Bylaws, the stockholder has delivered to the Secretary a written notice of the stockholder's intention to revoke the proxy and vote in person prior to the voting of the proxy.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         The Board of Directors of the Company is currently comprised of seven members. All directors are elected each year at the annual meeting of stockholders. In the absence of instructions to the contrary, the persons named as proxy holders in the accompanying proxy intend to vote in favor of the election of the nominees designated below to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and qualified. The Board of Directors expects that each of the nominees will be available to serve as a director. If any nominee should become unavailable for election, the shares of Common Stock represented by the enclosed proxy may (unless such proxy contains instructions to the contrary) be voted for such other person or persons as may be determined by the proxy holders.

         Under the Company's Bylaws, nominations of persons for election to the Board, other than those made by or at the direction of the Board, may be made at the Annual Meeting only pursuant to a timely notice delivered or mailed to the Secretary of the Company. To be timely, a stockholder's written notice must be delivered or mailed to the Secretary at the Company's offices at 6740 Cortona Drive, Santa Barbara, California 93117 not later than the tenth day following the first public announcement of the Annual Meeting.

         The following table sets forth the name and age of each director nominated for reelection at this year's annual meeting of shareholders, the year the director was first elected and his or her position with the Company:

Name                            Age     Position                                                     Director Since
-------------------------       ---     -------------------------------------------------------      --------------
Essam Khashoggi..........       64      Chairman of the Board                                             1992
Simon K. Hodson..........       49      Vice Chairman of the Board and Chief Executive Officer            1992
John Daoud...............       68      Director                                                          1992
Layla Khashoggi..........       46      Director                                                          1992
George W. Roland.........       64      Director                                                          2001
Hamlin M. Jennings.......       55      Director                                                          2003
Walker Rast..............       68      Director                                                          2003

The following is a biographical summary of the experience of each of the directors:

         Essam Khashoggi has served as Chairman of the Board of the Company since its organization in November 1992. Mr. Khashoggi has also served as Chairman of the Management Committee and Chief Executive Officer of E. Khashoggi Industries, LLC ("EKI") and its predecessor entity, E. Khashoggi Industries, since their organization in October 1997 and June 1991, respectively. Mr. Khashoggi has served as a director and officer of a number of domestic and foreign companies engaged in licensing, manufacturing, real estate, marketing and design and he has served as a Trustee for the University of California Santa Barbara Foundation.

         Simon K. Hodson has served as Vice Chairman of the Board and Chief Executive Officer of the Company since its organization in November 1992. Additionally, Mr. Hodson served as President of the Company from May 1999 until May 2002, and previously from December 1995 until May 1996. Mr. Hodson has also served as President and Vice Chairman of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively, and as President and Vice Chairman of Concrete Technology Corporation ("CTC") since August 1987. Mr. Hodson was President of National Cement & Ceramics Laboratories, Inc., a company previously engaged in materials science research, from June 1990 through 1995. He is a co-inventor of a number of U.S. and foreign patented inventions, all belonging to EKI.

         John Daoud has served as a Director of the Company since its organization in November 1992. Mr. Daoud served as Secretary of the Company from October 1996 through December 1999 and as the Assistant Secretary of the Company from June 1993 until October 1996. Mr. Daoud has also served as the Chief Financial Officer and Secretary of EKI and its predecessor entity since their organization in October 1997 and June 1991, respectively, and as the Manager and Principal Officer of Condas International, LLC and its predecessor from 1987 through October 2003. Since 1972, Mr. Daoud has advised Mr. Khashoggi and his affiliated entities on certain financial matters both in an individual capacity as well as Manager and Principal Officer of Condas International, LLC and its predecessor. From 1970 to 1972, Mr. Daoud was a Senior Auditor with PricewaterhouseCoopers.

         Layla Khashoggi has served as a Director of the Company since its organization in November 1992. Mrs. Khashoggi has also been a member of the Management Committee of EKI since its organization in October 1997 and a Director of CTC for the past five years. Mrs. Khashoggi has served as Chairman of the Development Committee and as an Executive Committee member of the Board of Laguna Blanca School, Site Council Member and Co-Chairman of the Budget Committee of San Marcos High School, Executive Committee member and Chairman of the Marketing Committee of the Santa Barbara Zoo Board, and member of the Board of Trustees of the Santa Barbara Public Education Foundation. Mrs. Khashoggi is Essam Khashoggi's spouse.

         George W. Roland has served as a Director of the Company since September 2001. Dr. Roland is currently a business consultant and is a member of the Board of Directors, and previously served as President and Chief Executive Officer from 1995 to 1998, of Astropower, Inc. Solar Power Division. Dr. Roland served as President and Chief Executive Officer for Siemens Solar Industries, L.P. from 1993 until 1995. Prior to 1993, Dr. Roland was a consultant to the President of Applied Superconductors and the Vice President and Division Manager of Kennametal, Inc., a large technology firm, for over ten years. Dr. Roland holds over 15 patents and has published over 35 scientific papers.

         Hamlin M. Jennings has served as a Director of the Company since January 1, 2003. Since 1987, Dr. Jennings has been a Professor in the Civil and Environmental Engineering Department and the Materials Sciences and Engineering Department at Northwestern University. In 2002, he assumed the Chairmanship of the Civil and Environmental Engineering Department. Prior to his appointment at Northwestern, Dr. Jennings worked at the National Institute of Standards and Technology, Imperial College London, and the University of Cape Town. He is a fellow of the Institute of Materials in the United Kingdom and Fellow of the American Ceramic Society. Dr. Jennings received a Ph.D. in materials science from Brown University in 1975, and a Bachelor of Science in Physics from Tufts University in 1969. Additionally, Dr. Jennings is owner and President of Evanston Materials Consulting Corporation, founded in 1997, which specializes in cement-based materials and coatings. Dr. Jennings holds 12 patents, is the associate editor of two journals and has published over 120 scientific papers.

         Walker Rast has served as a Director of the Company since September 2003, when he was appointed to fill the vacancy created by the resignation of Mr. Bert Moyer from the Board in August 2003. Mr. Rast is currently a business consultant and a member of the Educational Foundation Board of the University of South Carolina and a member of the Advisory Board of the College of Engineering and Information Technology. From 1987 to 1994, Mr. Rast was a member of the Executive Board of Directors of Royal Packaging Industries Van Leer, a worldwide packaging company based in the Netherlands. From 1979 to 1987, Mr. Rast was President of Keyes Fibre Company (now know as The Chinet Company), first an operating group of Arcata Corporation and then of Royal Packaging Industries Van Leer. Mr. Rast held various executive positions with Arcata Corporation for over ten years, and was previously with U.S. Gypsum Corporation for over ten years.

Committees of the Board of Directors

         The Board maintains five standing committees: the Executive Committee of the Board of Directors, the Audit Committee, the Compensation Committee, the Stock Option Committee and the Conflicts Committee. The Company does not have a standing Nominating Committee, as the Board believes that the process is best conducted by the entire Board of Directors. Therefore, the Board performs the functions of the nominating committee and the Company does not have a written charter for such a committee.

         The Board utilizes a variety of methods for identifying and evaluating nominees for director. The Board's policy is to assess the appropriate size of the Board, and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board considers various potential candidates for director. Candidates may come to the attention of the Board through its current members, stockholders or other persons. These candidates are evaluated at regular or special meetings, and may be considered at any point during the year. The Board considers properly submitted stockholder nominations for candidacy for director.

         In evaluating such nominations, like all nominations, the Board considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities and the absence of potential conflicts with the Company's interests.

         Any stockholder nominations proposed for consideration by the Board should include the nominee's name and qualifications for Board membership and should be addressed to EarthShell Corporation, 6740 Cortona Drive, Santa Barbara, California 93117, Attention: Board of Directors. Following verification of the stockholder status of persons recommending candidates to the Board, recommendations are aggregated and considered by the Board at a regularly scheduled meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials are forwarded to the Board.

         The committees are presently comprised of the following directors:

           Executive                        Audit                        Compensation
           Committee                      Committee                       Committee
  -------------------------         ---------------------          ------------------------
    Mr. Khashoggi (Chair)             Dr. Roland (Chair)            Mr. Khashoggi (Chair)
    Mr. Daoud                         Dr. Jennings                  Mrs. Khashoggi
    Mr. Hodson                        Mr. Rast                      Dr. Roland

                         Stock Option                        Conflicts
                           Committee                         Committee
                  ---------------------------         ------------------------
                   Dr. Roland (Chair)                   Dr. Roland (Chair)
                   Mr. Khashoggi                        Dr. Jennings
                                                        Mr. Rast

Executive Committee

         The Executive Committee held frequent meetings in 2003, and at times performed some of its functions by unanimous written consents in lieu of meetings. The primary function of the Executive Committee is to perform all of the duties otherwise vested in the Board of Directors when the Board is not in session, except for the following matters which have not been delegated to the Executive Committee: (1) declaring cash or stock dividends or distributions to stockholders of the Company; (2) taking action on matters otherwise specifically delegated to other committees of the Board of Directors; (3) amending or repealing the Certificate of Incorporation or Bylaws of the Company, or adopting new ones; (4) approving a plan of merger, acquisition or divestiture or sale, lease or exchange of substantially all of the business, properties or assets of the Company; (5) authorizing or approving the issuance or sale of shares of stock of the Company; (6) authorizing the Company to perform or make a contract or commitment that is not contemplated by, or that requires a financial commitment by the Company exceeding the applicable amount budgeted under the operating Budget or capital Budget approved by the Board of Directors, if such contract or commitment, together with any other such contract or commitment, involves a payment by the Company of more than $1 million in the aggregate; and (7) electing or removing officers, directors or members of any committee of the Board of Directors.

Compensation Committee

         The Compensation Committee held 2 meeting in 2003. The functions of the Compensation Committee include: (1) reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for each of the senior executive officers of the Company; (2) reviewing and commenting upon new executive compensation programs that the Company proposes to adopt; (3) periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance; (4) ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders; (5) participating in the preparation of certain portions of the Company's annual proxy statement; (6) hiring a compensation expert to provide independent advice on compensation levels, if necessary; and (7) ensuring that the Company undertakes appropriate planning for management succession and advancement.

Audit Committee

         The Audit Committee held 5 meetings in 2003. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter, revised on March 26, 2003, outlines the functions of the Audit Committee, which include: (1) recommending the engagement of an accounting firm to act as the Company's independent external auditor (the "Auditor"); (2) reviewing the Auditor's compensation, the proposed terms of its engagement, its independence from the Company and its performance during each year of its engagement; (3) reviewing the Company's annual financial statements and significant disputes, if any, between management of the Company and the Auditor that arise in connection with the preparation of those financial statements; (4) reviewing the results of each external audit; (5) reviewing the procedures employed by the Company in preparing published quarterly financial statements and related management commentaries; (6) reviewing any major changes proposed to be made in auditing and accounting principles and practices in connection with the Company's financial statements; (7) reviewing the adequacy of the Company's internal financial controls; and (8) if the Company appoints a Director of Internal Audit, meeting periodically with that person to evaluate compliance with the foregoing duties. The members of the audit committee are all independent within the meaning of the National Association of Securities Dealers' listing standards. The Board of Directors has determined that Dr. Roland qualifies as the "audit committee financial expert" as that term is defined in Item 401(h)(2) of Regulation S-K in the Securities Exchange Act of 1934.

Stock Option Committee

         The Stock Option Committee held 2 meetings in 2003. The Stock Option Committee is responsible for administering the Company's 1994 Stock Option Plan and 1995 Stock Incentive Plan (the "Plans") including, without limitation, the following: (1) adopting, amending and rescinding rules relating to the Plans;
(2) determining who may participate in the Plans and what awards may be granted to such participants; (3) granting awards to participants and determining the terms and conditions thereof, including the number of shares of Common Stock issuable pursuant to the awards; (4) determining the terms and conditions of options automatically granted to directors pursuant to the Plans; (5) determining whether and the extent to which adjustments are required pursuant to the anti-dilution provisions of the Plans; and (6) interpreting and construing the Plans and the terms and conditions of any awards granted thereunder.

Conflicts Committee

         The Conflicts Committee held no formal meetings in 2003, but performed its functions by unanimous written consents in lieu of meetings. The functions of the Conflicts Committee include: (1) reviewing proposed transactions between the Company and (a) interested directors, (b) the controlling stockholder, which is the parent of the Company and (c) other similar transactions that involve possible questions of conflicts of interest or self-dealing; (2) reviewing transactions or conduct involving the Company and an interested director to determine whether each transaction is on at least as favorable terms to the Company as might be available from other third parties; (3) reviewing the fairness of transactions having self-dealing elements to determine whether each is reasonably likely to further the Company's business activities and interests; (4) reviewing the fairness of each transaction having self-dealing elements to determine whether the process by which the decision to enter into such a transaction was approved or ratified is fair; (5) ensuring that minority public stockholders affected by a proposal are treated fairly; (6) ensuring that all conflict-of-interest transactions are disclosed in the Company's filings with the Securities and Exchange Commission; and (7) if necessary, retaining an independent expert to determine the advisability of the Company's entering into transactions involving a possible conflicts of interest, and to determine fair terms for such proposed transactions.

Board and Committee Attendance and Compensation

         In 2003 the Board of Directors held 19 meetings. All directors attended at least 75% of the Board meetings and the meetings of the committees on which they served.

Independent Auditors

         The Company has selected Farber & Hass LLP as its auditors for fiscal year 2004. Representatives from Farber & Hass LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

         The Audit Committee pre-approved the engagement of Farber & Hass LLP to provide audit services for the fiscal year ended December 31, 2003, including the quarterly reviews for the quarters ended June 30, 2003 and September 30, 2003. Farber & Hass LLP provided no other audit services, audit-related services, tax services or permitted non-audit services for and during the fiscal year ending 2003, except for the statutory audit of the Company's benefit plan for the year ended December 31, 2002. The Audit Committee has been in discussions with respect to the adoption of a pre-approval policy relating to audit services for the fiscal year ending 2004 and for all audit-related services, tax services and non-audit services to be performed by Farber & Hass LLP during the fiscal year ending 2004.

         During the fiscal years ended December 31, 2003 and 2002, the following audit, audit-related, tax and non-audit fees were incurred by the Company:

         Audit Fees. For the year ended December 31, 2003, Farber & Hass LLP charged the Company an aggregate of $59,710 for professional services rendered for the 2003 audit of the Company's financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, 2003 and September 30, 2003. In addition, Deloitte & Touche, LLP, the Company's prior independent public accountants, charged the Company an aggregate of approximately $16,800 for professional services rendered in connection with the inclusion of their audit opinions related to the 2002 and 2001 audits in the Company's December 31, 2003 Form 10-K and the review of the financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003. For the year ended December 31, 2002, Deloitte & Touche, LLP charged the Company an aggregate of $168,050 for professional services rendered for the 2002 audit of the Company's financial statements and the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the three quarters of 2002.

         Audit-Related Fees. During the year ended December 31, 2003, the Company incurred fees of $28,750 for assurance and related services related to Deloitte & Touche, LLP's review of the Company's financial statements included in various SEC documents that are not included in Audit Fees, and Farber & Hass charged the Company $6,500 for benefit plan statutory audits. During the year ended December 31, 2002, the Company incurred fees of $3,500 for assurance and related services related to Deloitte & Touche, LLP's review of the Company's financial statements included in various SEC documents that are not included in Audit Fees.

         Tax Fees. During the year ended December 31, 2003, the Company incurred fees of $16,243 for tax return preparation. During the year ended December 31, 2002, the Company incurred fees of $12,000 for tax preparation.

         Non-Audit Fees. During the year ended December 31, 2003, the Company engaged Deloitte & Touche, LLP to analyze the performance of the manufacturing equipment in Germany at a fee of $16,487. During the year ended December 31, 2002, the Company engaged Deloitte & Touche, LLP to consult on franchise tax reporting at a fee of $540.

Audit Committee Report

         The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company's independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In this context, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors, and has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with them their independence from the Company and its management. The Audit Committee has further considered whether, and determined that, the independent auditors' provision of non-audit services to the Company is compatible with the firm's independence.

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:

Dr. George W. Roland (Chair)
Dr. Hamlin Jennings
Mr. Walker Rast

         The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

Compensation of Directors

         Under a compensation plan based on a study conducted by SCA Consulting LLC, the Board pays to each non-employee director an annual retainer fee of $20,000, payable quarterly, plus a fee of $1,000 for each regular meeting attended in person. Committee chairpersons receive an additional $1,000 per year. All of the directors, except for Mr. Hodson, are currently considered to be non-employee directors of the Company.

         The 1995 Stock Incentive Plan, as amended, provides that each non-employee director automatically be granted options to purchase 2,083 shares of the Company's Common Stock, effective at the conclusion of each annual meeting. All such stock options (i) vest ratably at 25% at the end of each calendar quarter following the grant, provided the director holding the options continues to serve as a director at the end of each such quarter, and (ii) have an exercise price equal to the "fair market value" of the underlying shares, which is defined in the 1995 Stock Incentive Plan as the closing trading price on the day before such annual meeting.

         In April 2004, based on the financial condition of the Company, the Board of Directors unanimously agreed to defer the payment of the Director fees discussed above until such time as the financial condition of the Company improves.

                                 PROPOSAL NO. 2

     AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE
                           NUMBER OF AUTHORIZED SHARES

         The Board of Directors has approved and is hereby soliciting stockholder approval of an amendment to the Certificate of Incorporation to (i) increase the number of shares of Common Stock the Company is authorized to issue from 25,000,000 to 40,000,000 and in connection therewith (ii) to increase the total number of shares of all classes of stock that the Company is authorized to issue from 35,000,000 to 50,000,000. The full text of the proposed amendment to the Certificate of Incorporation is set forth below. The Company is currently authorized to issue 25,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). If the stockholders approve this proposal, the Board of Directors will have the authority, in its sole discretion, to file such an amendment at any time after the Annual Meeting.

Purposes and Effects of the Proposed Amendments

         The proposed amendment would increase the number of shares of Common Stock the Company is authorized to issue from 25,000,000 to 40,000,000. The additional 15,000,000 shares would become a part of the existing class of Common Stock and, if and when issued, would have the same rights, privileges and preferences as the shares of Common Stock presently issued and outstanding. On May 10, 2004, 14,128,966 shares of Common Stock were issued and outstanding and held of record by 1,175 registered stockholders. The Board of Directors believes it is desirable to increase the number of shares of Common Stock the Company is authorized to issue to provide the Company with adequate authorized share capital for possible future issuances.

         The issuance of additional shares of Common Stock might dilute, under certain circumstances, the ownership and voting rights of the stockholders. The proposed increase in the number of shares of Common Stock that the Company is authorized to issue is not intended to inhibit a change in control of the Company. The availability for issuance of additional shares of Common Stock could, however, discourage, or make more difficult, efforts to obtain control of the Company. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The Company is not aware of any pending or threatened efforts to acquire control of the Company. The Company has no present commitments, agreements or intent to issue additional shares of Common Stock other than with respect to currently reserved shares, in connection with transactions in the ordinary course of the Company's business or shares which may be issued under the Company's 1995 Stock Incentive Plan. Other than increasing the number of authorized shares of the Company's Common Stock, the proposal to increase the authorized shares of Common Stock will not affect the rights, preferences or privileges of the Company's stockholders

Amendments to Certificate of Incorporation

         If approved, Article V, Section 1 of the Certificate of Incorporation would be amended and restated substantially as follows:

         Number of Authorized Shares. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, "Common Stock" and "Preferred Stock". The total number of shares of all classes of stock that the Corporation shall have the authority to issue is Fifty Million (50,000,000) shares, consisting of Forty Million (40,000,000) shares of Common Stock, par value $0.01 per share and Ten Million (10,000,000) shares of Preferred Stock, par value $0.01 per share.

Vote Required

         Approval of Proposal No. 2 requires the affirmative vote of a majority of the shares of the Company's Common Stock entitled to notice of, and to vote at, the Annual Meeting. Abstentions and broker non-votes will be counted as a vote against this proposal.

         The Board of Directors believes that approval of Proposal No. 2 is in the best interests of the Company for the reasons stated above. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL NO. 2.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information with respect to the beneficial ownership of each class of the Company's voting securities as of April 23, 2004, by (i) each person or company known by the Company to be the beneficial owner of more than 5% of the Company's outstanding shares, (ii) each director of the Company, (iii) the Chief Executive Officer of the Company and each of the other executive officers of the Company whose cash compensation exceeded $100,000 during the fiscal year ended December 31, 2003 (collectively, the "Named Executive Officers") and (iv) all directors and Named Executive Officers of the Company as a group.

                                                                                    Percentage of Shares
                                                            Number of Shares of        of Common Stock
         Name and address (1)                                  Common Stock              Outstanding
         --------------------------------------------       -------------------     ---------------------
         Essam Khashoggi (2) (3).....................             5,077,311                 35.91%
         Simon K. Hodson (4).........................                 3,500                      *
         John Daoud (5)..............................                35,515                      *
         Layla Khashoggi (3).........................                10,415                      *
         George W. Roland  (6).......................                 5,479                      *
         Hamlin Jennings (7).........................                 2,951                      *
         Walker Rast.................................                     -                      *
         Vincent J. Truant (8).......................                32,917                      *
         D. Scott Houston (9)........................                44,120                      *
         Per J. Andersen (10)........................                46,666                      *
         Directors and Named Executive Officers
           as a group ...............................             5,258,874                 36.52%
         E. Khashoggi Industries, LLC................             4,049,899                 28.66%
         EKINVESCO...................................               715,436                  5.06%

------------------
*        Indicates ownership of less than 1%.
(1) The address of all individuals, entities and stockholder groups listed in the table is c/o EarthShell Corporation, 6740 Cortona Drive, Santa Barbara, California 93117.
(2) Includes 4,049,899 shares held by E. Khashoggi Industries, LLC ("EKI"), and 715,436 shares held by EKINVESCO, the controlling owner of each being Mr. Khashoggi. Includes 218,228 shares held by other entities, including CTC, in which Mr. Khashoggi also has a controlling ownership interest. Also includes a fully exercisable warrant to purchase 83,333 shares of Common Stock issued by the Company. Mr. Khashoggi has sole voting and dispositive power with respect to all 5,066,896 shares referred to in this note, and is therefore deemed to be the beneficial owner of such shares.
(3) Includes options to purchase 10,415 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(4) Represents shares held by Hodson Investments, LLC. Does not include any of the shares held by EKI, or the 71,739 shares held by CTC. Mr. Hodson holds a minority ownership interest in EKI and CTC.
(5) Includes options to purchase 25,000 shares of Common Stock from EKI which were issued to Mr. Daoud in his capacity as an officer of EKI, and options to purchase 10,515 shares of Common Stock issued under the 1995 Stock Incentive Plan, all of which are fully vested and exercisable.
(6) Includes options to purchase 5,479 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(7) Includes options to purchase 2,951 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(8) Includes options to purchase 28,750 shares of Common Stock issued under the 1995 Stock Incentive Plan, which are fully vested and exercisable.
(9) Includes options to purchase 42,037 shares of Common Stock issued under the 1995 Stock Incentive Plan which are fully vested and exercisable.
(10) Includes options to purchase 8,333 shares of Common Stock issued under the 1995 Stock Incentive Plan, and options to purchase 38,333 shares of Common Stock issued by EKI, all of which are fully vested and exercisable. As of December 31, 2003, Dr. Andersen was no longer an employee of the Company. The information shown is based upon the Company's best knowledge and the fact that Dr. Andersen has not filed any Schedule 13Ds, 13Gs or Forms 4 or 5 with the Securities and Exchange Commission after the date of his departure.

                               EXECUTIVE OFFICERS

         The following table sets forth the names, ages and positions of each of the Company's executive officers. Subject to rights under any employment agreements, officers of the Company serve at the pleasure of the Board of Directors.

Name                            Age     Position                                                     Officer Since
-------------------------       ---     ------------------------------------------------------       -------------
Simon K. Hodson..........       49      Vice Chairman of the Board and Chief Executive Officer           1992
Vincent J. Truant........       56      President and Chief Operating Officer                            1998
D. Scott Houston.........       49      Chief Financial Officer and Secretary                            1993

         The following is a biographical summary of the experience of Mr. Truant and Mr. Houston. For a biographical summary of the experience of Mr. Hodson, kindly refer to the summaries of Directors' experience provided above.

         Vincent J. Truant has served as the Company's President and Chief Operating Officer since May 15, 2002. From March 2001 to May 2002, Mr. Truant served as Senior Vice President and Chief Marketing Officer. From October 1999 to March 2001, and from March 1999 to October 1999, respectively, he served as Senior Vice President and as Vice President of Marketing, Environmental Affairs and Public Relations, and from April 1998 to March 1999 as Vice President of Marketing and Sales. During a prior 15-year tenure at Sweetheart Cup Company ("Sweetheart"), Mr. Truant most recently served as Vice President and General Manager for the National Accounts Group and the McDonald's Corporation Strategic Business Units. Before joining Sweetheart, Mr. Truant was engaged in both domestic and international marketing assignments for Philip Morris Inc. and its subsidiary, Miller Brewing Company, as well as Eli Lilly & Company.

         D. Scott Houston has served as the Company's Chief Financial Officer since October 1999, and the Company's Secretary since December 1999. From January to October 1999, Mr. Houston served as Senior Vice President of Corporate Planning and Assistant Secretary. From July 1993 until January 1999, Mr. Houston served as Chief Financial Officer. From August 1986 until joining the Company, he held various positions with EKI and its affiliates, including Chief Financial Officer and Vice President of CTC from 1986 to 1990. From 1984 to 1986, Mr. Houston operated Houston & Associates, a consulting firm. From July 1980 until September 1983, Mr. Houston held various positions with the Management Information Consulting Division of Arthur Andersen & Co., an international accounting and consulting firm.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table sets forth certain information with respect to the compensation of the Named Executive Officers. The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the periods set forth below.

                                             SUMMARY COMPENSATION TABLE

                                                                                                               Long Term
                                                                   Annual Compensation                    Compensation Awards
                                          Fiscal year   ----------------------------------------------  -----------------------
           Name and                          Ended                                     Other Annual     Securities Underlying
       Principal Position                 December 31     Salary ($)*    Bonus ($)    Compensation ($)        Options (#)
----------------------------------        -----------   ---------------  -----------  ----------------  -----------------------
Simon K. Hodson...................           2003          $500,000      $    --        $2,250 (1)                  --
     Vice Chairman of the Board              2002           500,000           --         2,500 (1)                  --
     and Chief Executive Officer             2001           500,000           --         2,437 (1)                  --

Vincent J. Truant.................           2003           350,000           --         3,063 (1)                  --
     President and Chief                     2002           321,875 (2)       --         2,844 (1)                  --
     Operating Officer                       2001           275,000       278,000 (3)    2,156 (1)               8,333 (4)

D. Scott Houston..................           2003           327,200 (5)       --         2,454 (1)                  --
     Chief Financial Officer                 2002           327,200 (5)       --         2,419 (1)                  --
     and Secretary                           2001           320,000       139,000 (3)    2,250 (1)               8,333 (4)

Per J. Andersen (6)...............           2003           287,200 (5)       --            --                      --
     Chief Science Officer                   2002           287,200 (5)       --            --                      --
                                             2001           280,000       139,000 (3)       --                   8,333 (4)

Amitabha Kumar (7)................           2003           168,713           --         5,021 (1)                  --
     Vice President of                       2002           165,000           --         4,950 (1)                  --
     Technology                              2001           155,417           --         4,663 (1)                  --

----------------------

* The Company provides various perquisites to its executives which, in accordance with SEC regulations, are not itemized because their value is less than 10% of the executive's salary.
(1)      Reflects payments under the Company's 401(k) plan.
(2) Reflects a mid-year salary adjustment effective May 16, 2002 as a result of Mr. Truant becoming President of the Company on that date. Mr. Truant's current salary is $350,000.
(3) On May 9, 2001, the Compensation and Stock Option Committees approved a bonus in the form of a stock grant of 4,167 shares of Common Stock to Mr. Truant and 2,083 shares of Common Stock each to Mr. Houston and Dr. Andersen.
(4) As additional bonus compensation, the Compensation and Stock Option Committees approved the grant of fully vested incentive stock options to purchase 8,333 shares of Common Stock to Mr. Truant, Mr. Houston and Dr. Andersen. The options are for a term of ten years at a strike price of $44.04. The closing price of the stock on the date of the grants was $44.04 per share and the Company paid the withholding tax on the grants.
(5) Reflects $7,200 in car allowance payments made to Mr. Houston and Dr. Andersen.
(6) Dr. Andersen is no longer an employee of the Company, effective December 31, 2003.
(7) Prior to 2003, Mr. Kumar was Director of Foam and Paperboard Materials Research. Mr. Kumar is no longer an employee of the Company. Mr. Kumar resigned from all positions with the Company in March 2004.

Stock Option Grants in 2003

         The following table sets forth information with respect to options to purchase shares of the Company's Common Stock granted in 2003 to the Named Executive Officers:

                                                                                               Potential Realizable Value at
                                                                                                   Assumed Rates of Stock
                                                 Individual Grants                            Appreciation for Option Term (1)
                               -------------------------------------------------------------  --------------------------------
                                Number of     % of Total
                                 Shares        Options
                               Underlying     Granted to
          Name and               Options       Employees     Exercise Price       Expiration
     Principal Position         Granted         in 2003        (per share)            Date             5%             10%
----------------------------   ----------     -----------    --------------       ----------     -------------    ------------
Simon K. Hodson.............     41,667           38%            $4.80             9/19/2013        $301,348        $479,846
      Vice Chairman of the
      Board and Chief
      Executive Officer

Vincent J. Truant...........     20,833           19%             4.80             9/19/2013         150,670         239,917
      President and Chief
      Operating Officer

D. Scott Houston............     20,833           19%             4.80             9/19/2013         150,670         239,917
      Chief Financial
      Officer
      and Secretary

Per J. Andersen.............     20,833           19%             4.80             9/19/2013         150,670         239,917
      Chief Science Officer

Amitabha Kumar..............       --             --               --                  --               --             --
      Vice President of
      Technology

--------------------

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In each case, the Company would use the market price of the Common Stock on the date of grant to compute the potential realizable values.

Aggregated Option Exercises In 2003 and 2003 Year End Option Values

         The following table sets forth for the Named Executive Officers information with respect to options exercised, unexercised options and year-end option values, in each case with respect to options to purchase shares of the Company's Common Stock.

                                                            Number of Securities Underlying     Value of Unexercised In-The-
                                                             Unexercised Options at Fiscal        Money Options at Fiscal
                                                                    Year End 2003                     Year End 2003 (1)
                                                            -------------------------------     ----------------------------
                                  Shares
         Name and               Acquired on       Value
     Principal Position           Exercise      Realized     Unexercisable      Exercisable     Unexercisable    Exercisable
---------------------------     -----------     --------     -------------      -----------     -------------    -----------
Simon K. Hodson.............        --             --            83,334              --               --             --
      Vice Chairman of the
      Board and Chief
      Executive Officer

Vincent J. Truant...........        --             --            50,000            32,917             --             --
      President and Chief
      Operating Officer

D. Scott Houston............        --             --            47,500            42,037             --             --
      Chief Financial
      Officer
      and Secretary

Per J. Andersen.............        --             --            44,166             8,333             --             --
      Chief Science Officer

Amitabha Kumar..............        --             --              --                --               --             --
      Vice President of
      Technology

------------------------

(1) The closing price of the Common Stock on the NASDAQ Market on December 31, 2003 was $1.80.

Employment Agreements and Arrangements

         Simon Hodson currently does not have a written employment agreement with the Company. His previous employment agreement expired on September 30, 2001. Mr. Hodson receives an annual salary of $500,000, subject to annual review and increase at the discretion of the Board of Directors. He may also be entitled to receive (i) an annual bonus, the amount of which is determined by the Compensation Committee, and (ii) options or other rights to acquire Common Stock, under terms and conditions determined by the Stock Option Committee. Mr. Hodson may be terminated at any time with or without cause. In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Hodson agreed to a 40% reduction in base salary to $300,000 per year effective April 16, 2004.

         D. Scott Houston entered into a written employment agreement with the Company on October 19, 1993. Mr. Houston receives an annual salary of $320,000, subject to annual review and increase at the discretion of the Board of Directors. He may also be entitled to receive (i) an annual bonus, the amount of which is determined by the Compensation Committee, and (ii) options or other rights to acquire the Common Stock, under terms and conditions determined by the Stock Option Committee. Mr. Houston may be terminated at any time, with or without cause, upon thirty (30) days notice. In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Houston agreed to a 75% reduction in base salary to $80,000 per year effective April 16, 2004, and is currently working on a part-time basis.

         Vincent J. Truant entered into an employment agreement with the Company with a commencement date of May 1, 1998. The agreement provides for an annual salary of $225,000 and options to acquire 6,250 shares of the Company's Common Stock at an exercise price equal to $252.00 per share, which is the price at which the Company's Common Stock was first sold to the public in the Company's initial public offering. The Board of Directors increased Mr. Truant's annual salary to $250,000 on September 29, 1999. The Board of Directors further increased Mr. Truant's salary to $275,000 effective January 1, 2000. On May 15, 2002, the Board increased Mr. Truant's salary to $350,000 in connection with his new responsibilities as President and Chief Operating Officer. Mr. Truant may also be entitled to receive (i) an annual bonus in an amount equal to one year's base salary, provided certain financial and other milestones determined by Mr. Truant and the Compensation Committee are met by Mr. Truant and the Company, and, in the event such milestones are not met, or are significantly exceeded, such other lesser or greater bonus as the Compensation Committee shall determine, and (ii) options or other rights to acquire Common Stock, under terms and conditions determined by the Stock Option Committee. Pursuant to the terms of his employment agreement, Mr. Truant may be terminated at any time, with or without cause, upon thirty (30) days written notice, provided that, if the Company terminates Mr. Truant's employment for other than cause, he will be entitled to receive a one-time severance payment equal to 100% of his then-current annual base salary.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who beneficially own more than 10% of the Company's Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% beneficial owners are required by the SEC to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

         In light of recent changes in reporting requirements, the Company has undertaken a review of all available past Section 16(a) filings to ensure proper disclosure of its officers', directors' and 10% beneficial owners' compliance with the new reporting requirements. Each of the transactions reported below are grants of Company stock options with exercise prices greater than the Company's current stock price. Based solely upon the Company's review of the copies of such forms it has received, and certain other information available to it, to the best of the Company's knowledge:

         From 1999 through 2003, Mr. Khashoggi did not file in a timely manner five reports each reporting two stock option grants. These stock option grants were reported on May 28, 2004.

         From 1999 through 2003, Mrs. Khashoggi did not file in a timely manner five reports each reporting two stock option grants. These stock option grants were reported on May 28, 2004.

         From 2000 through 2003, Mr. Daoud did not file in a timely manner four reports each reporting one stock option grant. These stock option grants were reported on May 28, 2004.

         From 2002 through 2003, Dr. Roland did not file in a timely manner a Form 3, one report reporting two stock option grants and one report reporting one stock option grant. These stock option grants as well as the commencement of Dr. Roland's insider status were reported on May 28, 2004.

         In 2002 and 2003, Mr. Moyer did not file in a timely manner a Form 3 and two reports each reporting one stock option grant. These stock option grants as well as the commencement of Mr. Moyer's insider status were reported on May 28, 2004.

         In 2003, Mr. Jennings did not file in a timely manner two reports each reporting one stock option grant. These stock option grants were reported on May 28, 2004.

         In 2003, Mr. Rast did not file in a timely manner a Form 3. The commencement of Mr. Rast's insider status was reported on June 4, 2004.

         From 1999 through 2001, Mr. Houston did not file in a timely manner three reports each reporting one stock option grant. These stock option grants were reported on May 28, 2004.

         From 1999 through 2001, Mr. Truant did not file in a timely manner three reports each reporting one stock option grant. These stock option grants were reported on May 28, 2004.

         From 2001 through 2003, Mr. Andersen did not file in a timely manner a Form 3 and one report reporting one stock option grant. The Company is working with outside legal counsel to remedy these filings.

         In 2003, Mr. Hawks, appointed Chief Accounting Officer of the Company as of November 1, 2003, did not file in a timely manner a Form 3 and one report reporting one stock option grant. This stock option grant as well as the commencement of Mr. Hawks' insider status was reported on May 28, 2004.

Compensation Committee Interlocks and Insider Participation

         All decisions relating to executive compensation during 2003 were made by the Company's Compensation Committee, which was comprised of Mr. Khashoggi, Mrs. Khashoggi and Mr. Moyer through July 2003 (at which time Mr. Moyer resigned from the Board), and Mr. Khashoggi, Mrs. Khashoggi and Dr. Roland from July 2003 through December 31, 2003. None of the members were officers of the Company in 2003. Mr. Khashoggi is the controlling stockholder of EKI, the Company's principal stockholder with whom the Company has certain relationships and related transactions described below. Mr. Khashoggi is the beneficial owner of 35.91% of the Common Stock of the Company.

         The Company has an exclusive, worldwide, royalty-free license to use and license EKI technology to manufacture and sell disposable, single-use containers for packaging or serving food and beverages intended for consumption within a short period of time (less than 24 hours).

         On July 29, 2002, the Company entered into an amendment to its Amended and Restated License Agreement with EKI (the "License Agreement") expanding the field of use for the EarthShell technology to include noodle bowls used for packaging instant noodles. Because the noodle bowl development was made at no cost to EarthShell and is an incremental field of use, EarthShell will pay to EKI 50% of any royalty or other consideration it receives in connection with the sale of products within this field of use.

         In addition, on July 29, 2002 the Company entered into a License & Information Transfer Agreement with Biotec (the "Biotec Agreement"), a wholly owned subsidiary of EKI, to utilize Biotec technology for foodservice applications, including food wraps and cutlery used in foodservice applications. EKI had previously granted to the Company priority rights to license certain product applications on an exclusive basis from Biotec in consideration for the Company's payment of a $100,000 monthly licensing fee to Biotec. In addition, in consideration of the monthly payment, Biotec agreed to render technical services to the Company at Biotec's cost plus 5%. The licensing fee and services arrangements were continued in the Biotec Agreement. Under the terms of the Biotec Agreement, Biotec is entitled to receive 25% of any royalties or other consideration that the Company receives in connection with the sale of products utilizing Biotec technology.

         During 2002, and January 2003, EKI made a series of loans to the Company totaling approximately $5.8 million. These loans were used to pay operating costs, and accrued interest at 7% or 10% per annum. In connection with the issuance and sale in March 2003 of the Company's 2% secured convertible debentures due in 2006 (the "2006 Debentures") to a group of institutional investors, EKI agreed to subordinate the repayment of these loans to the payment in full of the Company's obligations under the 2006 Debentures. In addition, EKI and Biotec agreed to subordinate certain payments to which they were otherwise entitled under the License Agreement and the Biotec Agreement referenced above (other than their respective percentages of any royalties received by the Company) to the satisfaction in full of the Company's obligations under the 2006 Debentures. They further agreed to not assert any claims against the Company for breaches of the License Agreement or the Biotec Agreement (other than the assertion of certain equitable remedies to enjoin the Company from, for example, selling products outside its field of use) until such time as the Company's obligations under the 2006 Debentures are satisfied in full. EKI and Biotec also agreed to allow the Company to pledge its interest in the License Agreement to secure its obligations under the 2006 Debentures, and certain additional concessions were made by EKI and Biotec to permit the Company greater flexibility in selling its rights under the License Agreement and the Biotec Agreement to third parties in an insolvency context. These rights terminate upon the satisfaction in full of the obligations under the 2006 Debentures. In consideration for its willingness to subordinate the payments and advances that are owed to it, the Company issued to EKI in March 2003 an immediately vested warrant to acquire 83,333 shares of the Company's common stock at a price of $6.00 per share with a ten year term.

         Under the terms of the License Agreement and the Amended and Restated Patent Agreement for the Allocation of Patent Costs between the Company and EKI, any patents granted in connection with the EarthShell technology are the property of EKI, and EKI may obtain a benefit therefrom, including the utilization and/or licensing of the patents and related technology in a manner or for uses unrelated to the license granted to the Company in the foodservice disposables field of use. Effective January 1, 2001, EarthShell assumed direct responsibility to manage and maintain the patent portfolio underlying the License Agreement with EKI and to pay directly all related costs.

         In connection with the issuance and sale of the 2006 Debentures, Mr. Essam Khashoggi, who controls EKI and is the beneficial owner of 35.91% of the Company's Common Stock, agreed for himself and on behalf of EKI, not to sell any of the Company's shares for an 18 month period ending in August 2004 (excluding shares issuable to former EKI employees under existing option grants and shares pledged under an existing security agreement with a third party lender).

         During 1998, EKI entered into certain agreements with an equipment manufacturer providing for the purchase by EKI of certain technology applicable to starch-based disposable packaging. EKI licenses such technology to the Company on a royalty-free basis pursuant to the License Agreement. In connection with this purchase, and pursuant to the terms of a letter agreement with EKI, the Company agreed to pay the seller of the technology $3.5 million on or about December 31, 2003. In the fourth quarter of 2003, the Company negotiated a reduction of the obligation to $1.6 million, which was then paid in the fourth quarter of 2003. In addition, the Company is required to pay the seller $3.0 million over the five-year period commencing January 1, 2004 if EKI, the Company or their licensees make active use of the technology and have not purchased, by December 31, 2003, at least $35.0 million of equipment from the seller. As of December 31, 2003, the Company and its licensees have neither actively used the technology nor purchased equipment from the seller. The Company does not plan to make active use of the technology during the year ending December 31, 2004. EKI has agree to indemnify the Company to the extent the Company is required to pay any portion of this $3.0 million obligation solely as a result of EKI's or its licensees' active use of such patents and related technology (other than use by the Company or its sublicensees).

         In July 2002, the Company extended a loan in the amount of $55,000 to Mr. Vincent Truant, President and Chief Operating Officer. The loan is due upon demand by the Company.

         In 2003, the Company paid Mr. Rast, a Director, a $4,000 consulting fee for doing a detailed evaluation of its demonstration equipment in Europe.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors of EarthShell Corporation is pleased to present its annual report on executive compensation. This report describes the function of the Compensation Committee, the objectives of the Company's executive compensation program, the various components of compensation, and explains the basis upon which 2003 compensation determinations were made by the Compensation Committee with respect to the executive officers of the Company, including the Named Executive Officers, with the exception of Mr. Kumar who was not an officer of the Company.

Compensation Committee Charter

         The Compensation Committee is charged with the following responsibilities:

         o reviewing and recommending to the Board of Directors the annual base salary, bonus and other benefits for the senior executive officers of the Company;

         o reviewing and commenting on new executive compensation programs that the Company proposes to adopt;

         o periodically reviewing the results of the Company's executive compensation and perquisite programs to ensure that they are properly coordinated to yield payments and benefits that are reasonably related to executive performance;

         o ensuring that a significant portion of executive compensation is reasonably related to the long-term interests of the stockholders;

         o participating in the preparation of certain portions of the Company's annual proxy statement;

         o if necessary, hiring a compensation expert to provide independent advice on compensation levels; and

         o ensuring that the Company undertakes appropriate planning for management succession and advancement.

Compensation Components

         The Company's executive compensation program consists of a mixture of base salary, cash bonuses and stock options. In determining the mix and total amount of compensation for each executive officer, the Compensation Committee subjectively considers each executive's overall value to the Company including past and expected contributions by the executive to the Company's goals. In addition, the Compensation Committee strives to balance short-term and long-term incentive compensation to achieve desired results.

         Shortly following the Company's initial public offering in March 1998, anticipating that it would be hiring several new executives as part of its next stage of development, the Company commissioned SCA Consulting LLC ("SCA"), a Los Angeles based executive compensation consulting firm, to update its executive compensation strategy and total pay structure. As part of its assignment, SCA developed a study of the compensation practices of newly public, development stage companies. The Compensation Committee references this study as it administers each of the three components of its executive compensation program to ensure that its compensation practices are competitive and that the overall compensation package appropriately attracts, motivates, rewards, and retains key employees with outstanding abilities.

         Base Salary. The Company has historically determined base salary for its executives based on qualifications, job requirements and competitive market salaries that such qualifications and job requirements command. As the Company grows, it will continue to rely on peer group competitive compensation practices to remain consistent and competitive in its compensation practices.

         The Company paid base compensation to Mr. Vincent Truant, President and Chief Operating Officer, in the amount of $350,000 for his services to the Company during 2003. Pursuant to an employment agreement effective October 15, 1993, Mr. D. Scott Houston, Chief Financial Officer and Secretary received base compensation during 2003 of $327,200, reflecting various adjustments since 1993. In addition, the Company paid a base salary to Dr. Per J. Andersen, Chief Science Officer in the amount of $287,200 for his services to the Company during 2003. The base salary figures for Mr. Houston and Dr. Andersen reflect a $7,200 car allowance.

         Salaries for executives are reviewed by the Compensation Committee on an annual basis and may be adjusted based upon their assessment of the individual's contribution to and financial growth of the Company as well as competitive pay levels. The Compensation Committee made no executive salary adjustments in 2003. In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Hodson and Mr. Houston agreed to a 40% and 75% reduction in base salary, respectively, effective April 16, 2004.

         Bonus. Bonuses may be granted for a fiscal year after the financial results for that fiscal year become available. The Compensation Committee meets to consider annual bonuses for each executive based on individual performance as well as overall financial results of the Company for the year. There is no plan requiring that bonuses be paid. However, pursuant to their employment agreements, certain executive officers may be entitled to receive an annual bonus, the actual amount of which is determined in the sole discretion of the Compensation Committee.

         The Compensation Committee also may consider bonus compensation in light of the accomplishment of specific milestones developed by management in support of the annual strategic plan.

         On March 24, 2004, the Compensation Committee met to review and consider the performance of senior management. In determining whether to grant management bonuses for 2003, the Compensation Committee considered both individual performance as well as the Company's overall performance. Although the Compensation Committee noted several significant individual and Company achievements during the year, in light of the delays the Company has experienced in commercializing the Company's technology as well as the financial condition of the Company, the Compensation Committee determined that no bonuses for 2003 would be granted.

         Stock Options. The Compensation Committee believes that significant equity interests in the Company in the form of stock options held by the Company's management serve to align the interests of the executive management team with those of stockholders. The Stock Option Committee may grant stock options and restricted stock to executives and other key employees of the Company pursuant to the 1995 Stock Incentive Plan. In September of 2003, the Stock Option Committee granted to individual members of management fully vested stock options issued under the 1995 Stock Incentive Plan at the then-current market price exercisable only upon successful completion of certain milestones that are critical to the long-term success of the Company. The option grants were as follows:

                                                Stock Options
                                                -------------
                 Simon K. Hodson                   41,667
                 Vincent Truant                    20,833
                 D. Scott Houston                  20,833
                 Per J. Andersen                   20,833

         The stock options granted are reflected in the Stock Options Grant table.

         The Stock Option Committee will continue to consider various methods to provide additional incentives to management and employees of the Company, including granting additional stock options and/or restricted stock. In determining the grants of stock options and restricted stock, the Stock Option Committee will take into account, among other things, the respective scope of responsibility and the anticipated performance requirements and contributions to the Company of each proposed award recipient as well as the amounts of prior grants.

Compensation to Chief Executive Officer in 2003

         The Compensation Committee meets annually to evaluate the Chief Executive Officer's performance and to review the Chief Executive Officer's compensation. A founder of the Company and co-innovator of the technology, Mr. Simon K. Hodson has been a driving force in making the Company - as a corporation and as a new packaging concept - a reality. His concern for the environment, coupled with his visionary leadership and commitment, has helped the Company achieve its current state of development.

         In reviewing Mr. Simon Hodson's compensation, the Compensation Committee considers his principal responsibilities, which include providing overall vision and strategic direction for EarthShell, attracting and retaining highly qualified employees and developing and maintaining key customer and capital relationships.

         Mr. Hodson received a base compensation of $500,000 during 2003. This amount was based on the Compensation Committee's assessment that Mr. Hodson is uniquely qualified to lead the Company through its early development stages to initial commercialization. The Board determined that his vision for the Company, both from a technical and business viewpoint, continues to be pivotal in bringing the Company to the point of commercializing its first product lines. Based in part on the foregoing, the Compensation Committee concluded that the $500,000 base salary compensation was appropriate for 2003.

          In order to conserve cash until the Company is able to establish its royalty revenue stream, Mr. Hodson agreed to a 40% reduction in base salary effective April 16, 2004.

         In determining Mr. Hodson's 2003 annual bonus, the Compensation Committee considered both Mr. Hodson's individual performance as well as that of the Company overall. Although the Compensation Committee noted several significant achievements during the year, in light of the delays the Company has experienced in commercializing the Company's technology as well as the financial condition of the Company, the Compensation Committee determined that no bonus for 2003 would be granted.

         On September 19, 2003, Mr. Hodson was granted 10-year, fully vested options to purchase 41,667 shares of Common Stock at the then-current market value, exercisable only after the completion of certain milestones that are critical to the long-term success of the Company

         Mr. Hodson owns a minority profits interest in EKI, the Company's majority stockholder.

Deductibility of Executive Compensation

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the deductibility of compensation over $1 million to certain executive officers unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's stockholders. The Company did not pay any compensation in 2003 that would be subject to Code Section 162(m). The Compensation Committee intends to establish policies regarding qualification of compensation under Section 162(m) of the Code to the extent it considers such policies appropriate.

Submitted by the Company's Compensation Committee

Mr. Khashoggi
Mrs. Khashoggi
Dr. Roland

                             STOCK PERFORMANCE GRAPH

         The graph below compares the cumulative total return on the Company's Common Stock for the last five fiscal years to the total cumulative return on the S&P 500 Index and the Dow Jones Containers & Packaging Industry Group Index
(USA). The comparison assumes $100 was invested in the Company's common stock and the indexes on December 31, 1998 and assumes reinvestment of dividends before consideration of income taxes.

         The stock performance depicted in the graph below is not necessarily indicative of future performance. The Stock Performance Graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into a filing under the Securities Act or Exchange Act.

[Plot Points for Graphic]

                  EarthShell Index   S&P 500 Index    Dow Jones CTR Index
     12/31/1998        100.0            100.0                100.0
     12/31/1999         34.6            119.5                 94.4
     12/31/2000         10.7            107.4                 60.3
     12/31/2001         16.8             93.4                 74.9
     12/31/2002          4.9             71.6                 79.8
     12/31/2003          1.3             90.5                 94.0

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         All relationships and related transactions reported in this Proxy Statement are described under the caption "Compensation Committee Interlocks and Insider Participation."

                                  OTHER MATTERS

         Submission of Stockholder Proposals for Next Year's Annual Meeting. Stockholders interested in presenting a proposal for consideration at the Company's 2005 annual meeting of stockholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and the Company's Bylaws. To be eligible for inclusion in the proxy statement and proxy card, stockholder proposals must be received by the Company's Secretary at the Company's offices at 6740 Cortona Drive, Santa Barbara, California 93117 no later than December 15, 2004. Stockholders who intend to present a proposal at the 2005 annual meeting, without including such proposal in the Company's proxy statement, must provide the Company's Secretary with written notice of such proposal no later than February 28, 2005.

         Other Matters. The Board of Directors of the Company knows of no matters to be presented at the Annual Meeting other than those described in this Proxy Statement. Other business may properly come before the meeting, and in that event it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters unless such proxy contains instructions to the contrary.

         Communications with the Board of Directors / Board Attendance. Any stockholder interested in communicating with members of the Board of Directors may send written communications to the Board of Directors or any of the Directors to EarthShell Corporation, 6740 Cortona Drive, Santa Barbara, CA 93117, Attention: Board of Directors. Communications received in writing are forwarded to the Board of Directors or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Chairman of the Board has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. Directors are encouraged to attend the annual meetings of stockholders. Last year all of the directors attended this meeting.

         Annual Report. The Company's Annual Report to Stockholders, including the Company's audited financial statements for the year ended December 31, 2003, is being mailed herewith to all stockholders of record. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO ANY PERSON SOLICITED HEREBY, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A. SUCH REQUESTS SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF THE COMPANY AT 6740 CORTONA DRIVE, SANTA BARBARA, CALIFORNIA 93117.

         ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Scott Houston
                                          ---------------------
                                          D. Scott Houston
                                          Secretary

Santa Barbara, California
June 8, 2004

                             EARTHSHELL CORPORATION
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

         The undersigned stockholder of EarthShell Corporation, a Delaware corporation, acting under the Delaware General Corporation Law, hereby constitutes and appoints Simon K. Hodson and D. Scott Houston, and each of them, the attorneys and proxies of the undersigned, each with the power of substitution, to attend and act for the undersigned at the Annual Meeting of Stockholders of said corporation to be held on June 28, 2004, at 10:00 a.m. Pacific Daylight Time, at the Radisson Hotel, 1111 East Cabrillo Boulevard, Santa Barbara, California, and at any adjournments thereof in connection therewith to vote and represent all of the shares of common stock of said corporation which the undersigned would be entitled to vote, as follows:

     (1) ELECTION OF DIRECTORS
         ( ) For the nominees listed below   ( ) WITHHOLD AUTHORITY to vote for
                                                 the nominees listed below

         If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below:

         ESSAM KHASHOGGI                         LAYLA KHASHOGGI
         SIMON K. HODSON                         WALKER RAST
         JOHN DAOUD                              GEORGE W. ROLAND
         HAMLIN JENNINGS

     (2) To approve an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and increase the total number of shares of all classes of stock the Company is authorized to issue.

         (  )   FOR         (  )  AGAINST  (  )   ABSTAIN

     (3) OTHER BUSINESS: In their discretion the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             EARTHSHELL CORPORATION

         Each of the above-named proxies present at said meeting, either in person or by substitute, shall have and exercise all the powers of said proxies hereunder. This proxy will be voted in accordance with the choices specified by the undersigned on the other side of this proxy. IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED HEREON, THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE NOMINEES FOR THE BOARD OF DIRECTORS NAMED ON THE OTHER SIDE HEREOF AND AS A GRANT OF AUTHORITY TO VOTE ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

         The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement relating to the meeting.

_____________________________       ___________________________________________
               Date                                Signature

                                    ____________________________________________
                                           Signature (if held jointly)

                                    Please sign your name exactly as it appears on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN, DATE AND RETURN
          YOUR PROXY PROMPTLY IN THE POSTAGE PREPAID ENVELOPE PROVIDED.

       I/we plan ( ) do not plan ( ) to attend the stockholders meeting.